Exhibit 99.1

Press Release

Sanofi to acquire Blueprint Medicines, expanding portfolio in rare immunological disease and adding early-stage pipeline in immunology

•	Adds fast-growing and only approved medicine for advanced and indolent systemic mastocytosis to the Sanofi portfolio

Paris and Cambridge, MA. June 2, 2025. Sanofi and Blueprint Medicines Corporation (Blueprint), a US-based, publicly traded biopharmaceutical company specializing in systemic mastocytosis (SM), a rare immunological disease, and other KIT-driven diseases, have entered into an agreement under which Sanofi will acquire Blueprint.

The acquisition includes a rare immunology disease medicine, Ayvakit/Ayvakyt (avapritinib), approved in the US and the EU, and a promising advanced and early-stage immunology pipeline. Furthermore, Blueprint’s established presence among allergists, dermatologists, and immunologists is expected to enhance Sanofi’s growing immunology pipeline.

Ayvakit/Ayvakyt is the only approved medicine for advanced and indolent systemic mastocytosis (ASM & ISM), a rare immunology disease, which is characterized by the accumulation and activation of aberrant mast cells in bone marrow, skin, the gastrointestinal tract, and other organs. The acquisition will also bring elenestinib, a next-generation medicine for SM, as well as BLU-808, a highly selective and potent oral wild-type KIT inhibitor that has the potential to treat a broad range of diseases in immunology.

Under the terms of the acquisition, Sanofi will pay $129.00 per share in cash at closing, representing an equity value of approximately $9.1 billion. Blueprint shareholders also will receive one non-tradeable contingent value right (CVR) which will entitle the holder to receive two potential milestone payments of $2 and $4 per CVR for the achievement, respectively, of future development and regulatory milestones for BLU-808. The total equity value of the transaction, including potential CVR payments, represents approximately $9.5 billion on a fully diluted basis.

Paul Hudson

CEO, Sanofi

"The proposed acquisition of Blueprint Medicines represents a strategic step forward in our rare and immunology portfolios. It enhances our pipeline and accelerates our transformation into the world's leading immunology company. This acquisition is fully aligned with our strategic intent to strengthen our existing therapeutic areas, to bring relevant and differentiated medicines to patients and to secure attractive returns to our shareholders. It complements recent acquisitions of early-stage medicines that remain our main field of interest. Sanofi still retains a sizeable capacity for further acquisitions. We are excited to welcome Blueprint’s talented people and we look forward to chasing the miracles of science together. This makes sense for science, for both companies, for healthcare professionals, and – most of all – for patients.”

Kate Haviland

CEO, Blueprint Medicines

“Since our founding, Blueprint Medicines has worked at the intersection of scientific innovation and operational excellence. I’m incredibly proud of the medical innovations our people have created and delivered to patients. We have translated our unique scientific understanding of mast cell biology into a portfolio of important therapies including Ayvakit – the first and only medicine approved to treat the root cause of systemic mastocytosis – and worked collaboratively with communities to improve standards of care and patient outcomes. With this agreement, we begin our next chapter with Sanofi, whose exceptional leadership in rare disease and immunology and proven ability to solve medical challenges at scale stand to accelerate our joint mission to bring life-changing medicines to many more patients around the world.”

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Mast cells play an important role in immune responses and are typically found in tissues that encounter the external environment, such as the skin, lungs, and gastrointestinal tract. Upon activation, mast cells release pro-inflammatory molecules such as histamines and proteases. Systemic mastocytosis is a rare immunologic disorder that can lead to a range of debilitating symptoms across multiple organ systems and a significant impact on patients' quality of life. The symptoms that patients with SM experience can include anaphylaxis, bone disease, gastrointestinal distress and skin lesions. ISM represents the majority of SM cases.

Ayvakit achieved net revenues of $479 million in 2024 and nearly $150 million in Q1 2025, representing year-on-year growth of more than 60 percent over Q1 2024. The oral medicine is a potent and selective inhibitor of activated KIT and PDGFRA mutant kinases. In certain diseases, mutations in KIT and PDGFRA force protein kinases into an increasingly active state and Ayvakit/Ayvakyt is designed to bind and inhibit these proteins.

Elenestinib is a next-generation, potent and highly selective KIT D816V inhibitor with limited central nervous system penetration. The oral investigational ISM medication is the subject of HARBOR, a phase 2/3 study (clinical study identifier: NCT04910685). The ongoing, randomized, double-blind, placebo-controlled study is designed to evaluate the efficacy and safety of elenestinib plus symptom-directed therapy in patients with ISM and smoldering SM.

BLU-808 is an investigational oral, highly potent and selective wild-type KIT inhibitor that was developed leveraging Blueprint’s expertise in mast cell biology. Wild-type KIT plays a central role in mast cell activation, which is implicated in a broad range of inflammatory diseases.

Transaction terms and financial considerations

Under the terms of the merger agreement, Sanofi will commence a cash tender offer to acquire all outstanding shares of Blueprint for $129.00 per share in cash, reflecting a total equity value of approximately $9.1 billion. In addition, Blueprint’s shareholders will receive one non-tradeable CVR per Blueprint share with two potential milestone payments as follows:

•	$2 per share, conditioned upon the achievement of a clinical development milestone for BLU-808, and
•	$4 per share, conditioned upon the achievement of a regulatory milestone for BLU-808.

The upfront offer price represents a premium of approximately 27% over the closing price of Blueprint on May 30, 2025 and a premium of approximately 34% over the 30 trading days volume weighted average price (VWAP) of Blueprint as of May 30, 2025. Together with the CVR, the premium is approximately 33% over the closing price on May 30, 2025 and approximately 40% over the 30 trading days VWAP.

The consummation of the tender offer is subject to customary closing conditions, including the tender of a number of shares of Blueprint common stock representing at least a majority of the outstanding shares of Blueprint common stock, the receipt of required regulatory approvals, and other customary conditions.

If the tender offer is successfully completed, a wholly owned subsidiary of Sanofi will merge with and into Blueprint and all of the outstanding Blueprint shares that are not tendered in the tender offer will be converted into the right to receive the same $129.00 per share in cash and one CVR per share offered to Blueprint shareholders in the tender offer. Sanofi plans to finance the transaction with a combination of cash on hand and proceeds from new debt. The tender offer is not subject to any financing condition. Subject to the satisfaction or waiver of customary closing conditions, Sanofi currently expects to complete the acquisition in the third quarter of 2025. The acquisition will not have a significant impact on Sanofi’s financial guidance for 2025. It is immediately accretive to gross margin and accretive to business operating income and EPS after 2026.

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Conference call for investors and analysts

Sanofi will host a conference call for investors and analysts at 08:30 CEST today. A presentation will be available for download from the Investor Relations section of sanofi.com before the conference call starts.

The call will be held on Zoom with the following access details:
https://sanofi.zoom.us/j/97991465119?pwd=KHb1Zwhgh8e8UrgipSpUEt9PD1VizA.1
Webinar ID: 979 9146 5119

Passcode: 801394

About Ayvakit

Ayvakit (avapritinib) is the first and only medicine approved by the US Food and Drug Administration (FDA) to treat the root cause of SM. It was FDA approved for the treatment of advanced SM in June 2021 and indolent SM in May 2023. It now is indicated in adults with ISM, adults with advanced SM, including aggressive SM (ASM), SM with an associated hematological neoplasm (SM-AHN) and mast cell leukemia (MCL), and adults with unresectable or metastatic gastrointestinal stromal tumor (GIST) harboring a PDGFRA exon 18 mutation, including PDGFRA D842V mutations. The medicine is approved in the EU as Ayvakyt for the treatment of adults with ISM with moderate to severe symptoms inadequately controlled on symptomatic treatment, adults with ASM, SM-AHN or MCL, after at least one systemic therapy, and adults with unresectable or metastatic GIST harboring the PDGFRA D842V mutation. Globally, the medicine is approved for one or more indications in 16 countries, including China where it is marketed by CStone Pharmaceuticals, paying tiered percentage royalties on sales.

About Sanofi

Sanofi is an R&D driven, AI-powered biopharma company committed to improving people’s lives and creating compelling growth. We apply our deep understanding of the immune system to invent medicines and vaccines that treat and protect millions of people around the world, with an innovative pipeline that could benefit millions more. Our team is guided by one purpose: we chase the miracles of science to improve people’s lives; this inspires us to drive progress and deliver positive impact for our people and the communities we serve, by addressing the most urgent healthcare, environmental, and societal challenges of our time. Sanofi is listed on EURONEXT: SAN and NASDAQ: SNY

About Blueprint Medicines

Blueprint Medicines is a global, fully integrated biopharmaceutical company that invents life-changing medicines. We seek to alleviate human suffering by solving important medical problems in two core focus areas: allergy/inflammation and oncology/hematology. Our approach begins by targeting the root causes of disease, using deep scientific knowledge in our core focus areas and drug discovery expertise across multiple therapeutic modalities. We have a track record of success with two approved medicines, including Ayvakit/Ayvakyt (avapritinib) which we are bringing to patients with SM in the US and Europe. Leveraging our established research, development, and commercial capability and infrastructure, we aim to significantly scale our impact by advancing a broad pipeline of programs ranging from early science to advanced clinical trials in mast cell diseases and solid tumors. Blueprint Medicines is listed on NASDAQ: BPMC.

Sanofi Media Relations

Sandrine Guendoul | +33 6 25 09 14 25 | sandrine.guendoul@sanofi.com

Evan Berland | +1 215 432 0234 | evan.berland@sanofi.com

Léo Le Bourhis | +33 6 75 06 43 81 | leo.lebourhis@sanofi.com

Victor Rouault | +33 6 70 93 71 40 | victor.rouault@sanofi.com

Timothy Gilbert | +1 516 521 2929 | timothy.gilbert@sanofi.com

Léa Ubaldi | +33 6 30 19 66 46 | lea.ubaldi@sanofi.com

Sanofi Investor Relations

Thomas Kudsk Larsen |+ 44 7545 513 693 | thomas.larsen@sanofi.com

Alizé Kaisserian | + 33 6 47 04 12 11 | alize.kaisserian@sanofi.com

Felix Lauscher | + 1 908 612 7239 | felix.lauscher@sanofi.com

Keita Browne | +1 781 249 1766 | keita.browne@sanofi.com

Nathalie Pham | +33 7 85 93 30 17 | nathalie.pham@sanofi.com

Tarik Elgoutni| + 1 617 710 3587 | tarik.elgoutni@sanofi.com

Thibaud Châtelet | +33 6 80 80 89 90 | thibaud.chatelet@sanofi.com

Yun Li | +33 6 84 00 90 72 | yun.li3@sanofi.com

Blueprint Medicines Media Relations & Investor Relations

Jim Baker | +1 617 844 8236 | media@blueprintmedicines.com

Jenna Cohen | +1 857 209 3147 | ir@blueprintmedicines.com

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Sanofi forward-looking statements

This communication contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Sanofi’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, unexpected regulatory actions or delays, or government regulation generally, that could affect the availability or commercial potential of the product, or the fact that the product may not be commercially successful, and risks related to Sanofi’s and Blueprint’s ability to complete the acquisition on the proposed terms or on the proposed timeline or at all, including the receipt of required regulatory approvals, the risk that the conditions to the closing of the transaction may not be satisfied, the possibility that competing offers will be made, the risks that the milestones related to the contingent value right will not be achieved, the risk of securityholder litigation relating to the proposed acquisition, including resulting expense or delays, other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, suppliers or patient groups, and the possibility that, if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Sanofi’s shares could decline, as well as other risks related to Sanofi’s and Blueprint’s respective businesses, including the ability to grow sales and revenues from existing products and to develop, commercialize or market new products, competition, including potential generic competition, the uncertainties inherent in research and development, including future clinical data and analysis, regulatory obligations and oversight by regulatory authorities, such as the FDA or the EMA, including decisions of such authorities regarding whether and when to approve any drug, device or biological application that may be filed for any product candidates as well as decisions regarding labelling and other matters that could affect the availability or commercial potential of any product candidates, the absence of a guarantee that any product candidates, if approved, will be commercially successful, the future approval and commercial success of therapeutic alternatives, Sanofi’s ability to benefit from external growth opportunities, to complete related transactions and/or obtain regulatory clearances, risks associated with intellectual property and any related pending or future litigation and the ultimate outcome of such litigation, trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, and the impact that global crises may have on us, our customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on our employees and on the global economy as a whole. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on companies’ consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) and the Autorité des marchés financiers made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2024 and its other filings with the SEC and the current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K and other filings with the SEC filed by Blueprint. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Sanofi and Blueprint do not undertake any obligation to update or revise any forward-looking information or statements.

Blueprint forward-looking statements

This communication contains forward-looking statements regarding, among other things, the proposed acquisition of Blueprint by Sanofi, the expected timetable for completing the transaction, and Blueprint’s future financial or operating performance.  Blueprint generally identifies forward-looking statements by terminology such as “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “opportunity,” “contemplate,” “potential,” “continue,” “target” or the negative of these terms or other similar words, although not all forward-looking statements contain such terms.  All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements.  These forward-looking statements are only predictions, and such statements are based on current expectations and projections about future events and trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Blueprint’s control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; (ii) uncertainties as to how many of Blueprint’s stockholders will tender their shares in the offer; (iii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iv) the possibility that competing offers will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; (vi) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (vii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; (viii) risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive payments in respect of the CVRs; (ix) the risk that the marketing and sale of AYVAKIT/ AYVAKYT or any future approved drugs may be unsuccessful or less successful than anticipated, or that AYVAKIT/ AYVAKYT may not gain market acceptance by physicians, patients, third-party payors and others in the medical community; (x) the risk that the market opportunities for AYVAKIT/ AYVAKYT or Blueprint’s drug candidates are smaller than Blueprint estimates or that any approval that Blueprint obtains may be based on a narrower definition of the patient population that Blueprint anticipates; (xi) the risk of delay of any current or planned clinical trials or the development of Blueprint’s current or future drug candidates, including but not limited to BLU-808 and elenestinib; (xii) risks related to Blueprint’s ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; (xiii) preclinical and clinical results for Blueprint’s drug candidates may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; (xiv) the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates may be delayed or slower than anticipated; (xv) actions of regulatory agencies may affect Blueprint’s approved drugs or its current or future drug candidates, including affecting the initiation, timing and progress of clinical trials, as well as the pricing of its drug candidates; (xvi) risks related to Blueprint’s ability to obtain, maintain and enforce patent and other intellectual property protection for its products and current or future drug candidates it is developing; (xvii) the success of Blueprint’s current and future collaborations, financing arrangements, partnerships or licensing and other arrangements; (xviii) risks related to Blueprint’s liquidity and financial position and the accuracy of its estimates of revenues, expenses, cash burn, and capital requirements; and (xix) those risks detailed in Blueprint’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Blueprint from time to time with the SEC.  Blueprint cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements.  The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.  Blueprint undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Additional information for US shareholders and where to find it

The tender offer for the outstanding shares of Blueprint Medicines Corporation common stock (“Blueprint”) referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Blueprint, nor is it a substitute for the tender offer materials that Sanofi and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Sanofi and its acquisition subsidiary will file tender offer materials on Schedule TO, and Blueprint will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. HOLDERS OF SHARES OF BLUEPRINT ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT BLUEPRINT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Blueprint at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Sanofi’s Investor Relations Team at investor.relations@sanofi.com or on Sanofi’s website at https://www.sanofi.com/en/investors.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Sanofi files annual and special reports and other information with the SEC and Blueprint files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Sanofi and Blueprint at the SEC public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Sanofi’s and Blueprint’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT and associated logos are trademarks of Blueprint Medicines Corporation.

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